UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2017

TEAM, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 — CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 — CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the — Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the — Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 3, 2017, the Board of Directors (the “Board”) of Team, Inc. (the “Company”) appointed Mr. Gary G. Yesavage to the Board of the Company as a Class II director. Mr. Yesavage will stand for re-election at Team’s upcoming Annual Meeting of Shareholders in May 2017. Pursuant to the Board’s standard compensation policy for non-employee directors, Mr. Yesavage will receive a $50,000 annual cash retainer payable quarterly in arrears and will be eligible for an annual stock award of $75,000 following the annual meeting of shareholders.

Mr. Yesavage, 64, most recently served as Chevron’s President of Manufacturing for its Downstream and Chemicals Operations from 2009 until his retirement in June 2016. No family relationships exist between Mr. Yesavage and any of the Company’s other directors or executive officers. There are no arrangements between Mr. Yesavage and any other person pursuant to which Mr. Yesavage was nominated as a director, nor are there any transactions to which the Company is or was a participant and in which Mr. Yesavage has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits. The following exhibit is furnished as part of Item 5.02 of this Current Report on Form 8-K:

Exhibit number	Description

99.1	Team, Inc.’s Press Release issued January 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, INC.

By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President, Administration, Chief Legal Officer & Secretary
Dated: January 5, 2017

EXHIBIT INDEX

Exhibit number	Description

99.1	Team, Inc.’s Press Release issued January 3, 2017